Exhibit 13.1

eLong, Inc.

CERTIFICATION

PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT 0F 1934

In connection with the Annual Report of eLong, Inc. (the “Company”) on Form 20-F for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Justin Tang, President Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2004 and results of operations of the Company for the year ended December 31, 2004.

/s/ JUSTIN TANG
Name:	Justin Tang
Title:	President and Chief Executive Officer
Date:	June 29, 2005